UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2015

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

888 Seventh Avenue, New York, New York		10106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

With regard to the previously disclosed 2014 strategic process, after further discussions between Loral Space & Communications Inc. ("Loral") and the high bidder in that process, we and the high bidder have been unable to overcome the gap posed primarily by the currency exchange fluctuations, and the discussions have now concluded. In an effort to continue to maximize shareholder value, we are exploring, together with Public Sector Pension Investment Board, our Canadian co-owner of Telesat, other potential strategic initiatives, including paying a dividend to Telesat shareholders, of which we would use our portion to pay a dividend to Loral stockholders, as well as a combination of Telesat and Loral into a new public company. There can be no assurance as to whether, when or on what terms any of these strategic initiatives or other strategic transaction involving Telesat or Loral may occur, or that any particular economic, tax, structural or other objectives or benefits with respect to any initiative or transaction involving Telesat or Loral’s interest therein will be achieved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

March 13, 2015	By:	Avi Katz

Name: Avi Katz
Title: President, General Counsel and Secretary